UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

HIP CUISINE, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	001-37807	47-3170676
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2250 NW 114th Ave. Unit 1P, PTY 11020,

Miami, FL 33172-3652

(Address of Principal Executive Offices) (Zip Code)

011-507-6501-8105

Registrant’s telephone number, including area code

_______________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2018, Hip Cuisine, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (“Purchaser”), and thereafter closed the transactions contemplated under the Purchase Agreement on March 13, 2018. Pursuant to the Purchase Agreement, the Company agreed to issue to the Purchaser a Senior Convertible Callable Promissory Note in the aggregate principal amount of $160,500 (the “Note”). The aggregate principal amount of the Note includes an original issue discount of $10,500. The Note matures on the 6th month anniversary date following the Closing Date, as defined in the Note. Subject to Purchaser’s right to convert the Note into shares of the Company’s common stock (the “Shares”), accrued interest shall be paid in cash on the basis of a 365-day year. The Company may prepay the Note at any time during the initial 180 calendar day period after the issuance date as follows: 108% of the total amount outstanding during the initial 60 day period after the issuance date, 113% of the total amount outstanding from the 61st day through the 120th day period after the issuance date, and 120% multiplied by the total amount outstanding from the 121st day through the 180th day period after the issuance date. The Note shall bear interest at a rate of 2% per annum. The Purchaser shall have the right to convert the outstanding principal balance and all accrued interest due pursuant to the Note into Shares at any time on or after 180 days after the Closing Date at a price per share equal to the lower of (i) $1.00 or (ii) 75% multiplied by the closing price of the common stock on the 180th calendar day after the Closing Date. Payment of the obligations under the Note may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Notes when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain material judgments are rendered against the Company; and (v) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

In addition, and in accordance with the terms of the Purchase Agreement, the Purchaser was issued a warrant to purchase up to 150,000 Shares at an exercise price of $1.20 per share (the “Warrant”). The Warrant has an exercise term of two (2) years from the Closing Date. The Purchaser shall have piggy-back registration rights with respect to the Shares.

The foregoing summary of the transactions contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transactions described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into and closed a Purchase Agreement with the Purchaser, as of the dates set forth in Item 1.01 pursuant to which it agreed to issue the Note and Warrant to the Purchaser.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Note and Warrant to the Purchaser in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Items 1.01 and 2.03 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Senior Convertible Callable Promissory Note
10.3	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIP CUISINE, INC.

Date: March 13, 2018	By:	/s/ Natalia Lopera
Natalia Lopera
Chief Executive Officer

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